Exhibit 4.11

[date], 2015

TransCanada Trust

c/o TransCanada PipeLines Limited, as Administrative Agent

450 - 1st Street S.W.

Calgary, Alberta,

T2P 5H1 Canada

Facsimile:                                         (403) 920-2467

Attention:                                         Vice-President and Treasurer

Dear Sirs:

TransCanada PipeLines Limited (“TCPL”) is pleased to advise that, subject to the terms and conditions contained in this Agreement, TCPL will provide the revolving credit facility (the “Loan”) described below to TransCanada Trust (the “Trust”), a trust established by Valiant Trust Company pursuant to the laws of the Province of Ontario.

Unless otherwise defined in this Agreement, capitalized terms have the meanings specified in the Declaration of Trust with respect to the Trust dated as of September 16, 2014 (as it may be amended, restated and supplemented from time to time, the “Declaration of Trust”).

1.                                      Description of Loan

(a)                                 Facility and Principal Amount: Revolving term credit facility up to $[•].

(b)                                 Currency: United States Dollars.

(c)                                  Term of the Loan: 364 days, automatically renewed annually for a renewal term of 364 days unless terminated in accordance with this paragraph.  Amounts drawn may be repaid and reborrowed during the term of the facility.  If the facility is terminated as provided below, all amounts outstanding at the end of the term of the facility will be repaid in full at that time.  Either the Trust or TCPL may, by written notice to the other party not more than 90 days prior to the end of any then current 364 day term of the facility, notify such other party that it intends to terminate the facility as of the then current maturity date.

(d)                                 Purpose of the Loan: The Trust will use the Loan for general purposes, including facilitating the payment by the Trust of the expenses of the Trust in the normal course of the Trust’s activities, including expenses incurred in connection with the offering of the Trust Notes and interest payable thereon.

(e)                                  Availability of Loan: The Trust may avail itself of the Loan by way of one or more advances.  In order to obtain an advance, the Trust must notify TCPL, at its office referred to in Section 3(b)(ii), of the amount and date of the requested advance not later than 10:00 a.m. (Calgary time) two business days before the advance is to be made.

(f)                                   Payment of Interest: No interest will be payable on amounts borrowed under the Loan.

(g)                                  Repayment of Principal Amount: The principal amount owing under the Loan is repayable immediately on demand by TCPL.  The principal amount owing may be repaid by the Trust in whole or in part from time to time with two Business Days’ notice.  The principal amount must be repaid in full at the end of the term of the Loan.

(h)                                 Application of Payment: All payments made by the Trust under this Agreement will be applied directly against the principal amount outstanding under the Loan at such time.

(i)                                     Evidence of Indebtedness: In the absence of manifest error, TCPL’s records relating to the indebtedness of the Trust under this Agreement will constitute conclusive evidence of such indebtedness.

(j)                                    Negative Covenant: The Trust will not borrow, raise funds (including by way of issuance of bankers’ acceptances) or incur indebtedness on behalf of the Trust or grant any mortgage or hypothec, any security interest or any other charge on or interest in the Trust Assets to secure the payment of any debt or the performance of any other obligation, other than as provided for in this Agreement or in the Declaration of Trust.

(k)                                 Credit Agreement: This Agreement constitutes a Credit Agreement referred to in the Declaration of Trust.

2.                                      Expenses

All legal fees, disbursements and other expenses in connection with the preparation, execution, delivery, administration and enforcement of, and the protection of TCPL’s rights under, this Agreement (together with all sales, goods and services and other similar taxes payable in respect thereof, including interest, penalties and additions thereto) incurred by TCPL at any time are for the account of the Trust, and are payable by the Trust on demand.

3.                                      Notices

(a)                                 Any notice or communication required or permitted to be given, sent or delivered under this Agreement to either party must be in writing and will be sufficiently given, sent or delivered if it is:

(i)                                     delivered personally to such party;  or

(ii)                                  sent by facsimile transmission (with receipt confirmed).

(b)                                 Any notice or communication must be delivered or sent to the following addresses or facsimile numbers:

(i)                                     in the case of TransCanada Trust:

TransCanada Trust

c/o TransCanada PipeLines Limited, as Administrative Agent

450 - 1st Street S.W.

Calgary, Alberta,

T2P 5H1  Canada

Attention:                                         Corporate Secretary

Facsimile:                                         (403) 920-2467

cc:                                                                                Manager, International Treasury

Facsimile:                                         (403) 920-2358

(ii)                                  in the case of TransCanada PipeLines Limited:

TransCanada PipeLines Limited

450 - 1st Street S.W.

Calgary, Alberta,

T2P 5H1  Canada

Attention:                                         Corporate Secretary

Facsimile:                                         (403) 920-2467

cc:                                                                                Manager, International Treasury

Facsimile:                                         (403) 920-2358

or to such other address or facsimile number as the party entitled to or receiving such notice or communication, by a notice given in accordance with this section 3, has communicated to the party giving or sending or delivering such notice or communication.

(c)                                  Any notice or communication given, sent or delivered as provided in paragraph (a) above:

(i)                                     if delivered personally, will be deemed to have been given, sent, delivered and received on the date of delivery;  and

(ii)                                  if sent by facsimile, will be deemed to have been given, sent, delivered and received on the date the sender receives the facsimile answer back confirming receipt by the recipient, so long as such day is a Business Day and such notice or communication was delivered during normal business hours of the recipient, where “Business Day” means a day on which TCPL and the Trustee are open for business in the City of Calgary, Alberta, other than a Saturday, Sunday or a statutory or civic holiday in the City of Calgary, Alberta or New York, New York.

4.                                     Time

Time is of the essence of this Agreement.

5.                                      No Assignment

The Trust may not assign this Agreement, in whole or in part, without the prior written consent of TCPL.

6.                                      No Waiver

No failure on the part of TCPL or the Trust to exercise and no delay in exercising any right under this Agreement will operate as a waiver of that right.

7.                                      Severability

Any provision of this Agreement which is found to be unenforceable by a court of competent jurisdiction will be ineffective to the extent of such unenforceability and will be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions.

8.                                      Limited Recourse

Where any reference is made in this Agreement to an act to be performed by or for or on behalf of the Trust, or a right or obligation of the Trust, such reference will be construed and applied for all purposes as if it referred to an act to be performed by or a right or obligation of the Trustee for and on behalf of and in its capacity as trustee of the Trust.  This Agreement will be deemed and construed for all purposes as if made by the Trustee in and only in its capacity as trustee of the Trust. Subject to the exceptions set out in the Declaration of Trust: (i) any liability, debt or obligation of the Trustee under this Agreement is non-recourse to the Trustee in its personal capacity and limited solely to the Trust Assets; (ii) no other property or assets of the Trustee, whether owned by it in its personal capacity or otherwise, will be subject to levy, execution or other enforcement procedure with regard to any obligation under this Agreement; and (iii) no recourse may be had or taken, directly or indirectly, against the Trustee in its personal capacity or against any incorporator, shareholder, director, officer, representative, employee, agent or advisor of the Trustee or any predecessor or successor of the Trustee.

9.                                      Governing Law

This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

10.                               Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original, and such counterparts together will constitute one and the same instrument.

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If you are in agreement with the foregoing, please sign and return one copy of this Agreement, which thereupon will constitute our agreement with respect to its subject matter.

Yours truly,

TRANSCANADA PIPELINES LIMTED

By:
Name:
Title:

By:
Name:
Title:

Accepted and agreed to as of the date first above specified.

TRANSCANADA TRUST, by TRANSCANADA PIPELINES LIMITED, in its capacity as Administrative Agent

By:
Name:
Title:

By:
Name:
Title: